Exhibit 99.1

NanoString Technologies Releases Fourth Quarter and
Full Year 2020 Operating Results and Provides 2021 Financial Outlook
SEATTLE - March 1, 2021 - NanoString Technologies, Inc. (NASDAQ:NSTG), a leading provider of life science tools for discovery and translational research, today reported financial results for the fourth quarter and year ended December 31, 2020.
Fourth Quarter Financial Highlights
•Product and service revenue of $35.7 million, 6% year-over-year growth. On a pro forma basis, reflecting the impact of the Veracyte transaction on revenue recorded for Prosigna® IVD kits, product and service revenue increased by 9%
•Instrument revenue of $15.3 million, 11% year-over-year growth. Instrument revenue includes $9.3 million of GeoMx® Digital Spatial Profiler (DSP) instrument revenue
•Consumables revenue of $16.6 million, 2% year-over-year decline. On a pro forma basis, reflecting the impact of the Veracyte transaction, consumables revenue increased by 3%. Consumables revenue includes $2.8 million of GeoMx DSP consumables revenue
•Service revenue of $3.8 million, 29% year-over-year growth
Full Year 2020 Financial Highlights
•Product and service revenue of $111.4 million, 7% year-over-year growth. Pro forma growth was 14%
•Instrument revenue of $47.8 million, 54% year-over-year growth. Instrument revenue includes $29.6 million of GeoMx DSP instrument revenue
•Consumables revenue of $50.1 million, 18% year-over-year decline. On a pro forma basis, consumables revenue decreased 10%. Consumables revenue includes $5.3 million of GeoMx DSP consumables revenue
•Service revenue of $13.5 million, 16% year-over-year growth
•Cash, cash equivalents and short-term investments balance of $440.7 million
“During 2020, we successfully achieved all of our strategic objectives against the challenging operating backdrop of the COVID-19 pandemic. We extended our leadership in spatial biology, growing GeoMx DSP instrument orders by 50% and opening up a large market opportunity in basic discovery through the introduction of the first next generation sequencing panels for GeoMx,” said Brad Gray, president and CEO of NanoString. “We look forward to continuing our momentum in 2021, with key catalysts including the commercial launch of our GeoMx Whole Transcriptome Atlas and a Technology Access Program service for our recently unveiled Spatial Molecular Imager.”
Recent Business Highlights
•Nature Methods 2020 "Method of the Year": Leading scientific journal Nature Methods announced that spatially resolved transcriptomics was selected as their 2020 “Method of the Year”
•Spatial Genomics Summit: Held third annual Spatial Genomics Summit on February 23rd, focused on scientific advancements and new technology in the spatial genomics market. Panelists included leading researchers from Bristol-Myers Squibb, Harvard Medical School, Wellcome Sanger Trust and the Fred Hutchinson Cancer Research Center
•Advances in Genome Biology and Technology (AGBT) Conference: Hosted Gold Sponsorship Workshop focused on "Progressing Spatial Biology from Tissue Architecture to Sub-cellular Functions." AGBT included more than 20 posters and presentations on spatial biology using GeoMx DSP and our Spatial Molecular Imager
GeoMx DSP
•GeoMx Shipments and Installations: Shipped approximately 40 and installed approximately 30 GeoMx DSP instruments in the fourth quarter, bringing cumulative shipments to more than 160 and cumulative installs to approximately 130 instruments since launch
•Launch of Whole Transcriptome Atlas: Announced the commercial availability of the GeoMx Whole Transcriptome Atlas, which provides expanded access to next generation sequencing (NGS) readout on GeoMx DSP
•Continued Growth of GeoMx Technology Access Program (TAP): Generated a record of 87 new GeoMx TAP project orders in the fourth quarter, of which more than 40% used our Whole Transcriptome Atlas with NGS readout. As of December 31, 2020, we have conducted over 430 TAP projects for approximately 200 customers
•Publications: Continued growth of peer-reviewed publications utilizing GeoMx DSP technology, with 6 new publications in the fourth quarter, bringing the cumulative total to 35 peer-reviewed publications as of December 31, 2020
Spatial Molecular Imager
•Unveiled Spatial Molecular Imaging Platform: Announced the development of the Spatial Molecular Imager, a new spatial biology platform capable of measuring the expression of 1,000+ genes at single-cell and sub-cellular resolution
•Launch of Spatial Molecular Imager under TAP: Announced a new SMI TAP service offering, providing the opportunity for customers to access the capabilities of SMI in 2021 by sending their biological samples to our Seattle, WA facility to be analyzed
nCounter
•nCounter Installed Base: Grew installed base to approximately 950 nCounter® Analysis Systems at December 31, 2020, representing 13% growth over the prior year
•Publications: Surpassed 4,000 cumulative peer-reviewed publications utilizing nCounter technology, representing continued research momentum for the nCounter platform

Fourth Quarter Financial Results
We have elected to present selected non-GAAP, or adjusted, financial measures, including Adjusted EBITDA. These adjusted financial measures are calculated excluding certain items that may make it more challenging to compare our GAAP operating results across periods. Such items may include collaboration revenue, stock-based compensation, depreciation and amortization, or one-time charges such as transaction related fees and expenses or restructuring charges and severance costs. A reconciliation of adjusted financial measures to the nearest comparable GAAP financial measure can be found in the notes and table at the end of this press release.

(dollars in thousands)	Three Months Ended December 31,
	GAAP		Non-GAAP Adjusted
	2020	2019	2020	2019
Product and service revenue	$35,714	$33,645	$35,714	$33,645
Collaboration revenue	548	3,286	—	—
Total revenue	36,262	36,931	35,714	33,645
Cost of product and service revenue	16,718	14,800	16,256	14,268
Research and development	14,623	17,972	12,284	15,420
Selling, general and administrative	23,990	26,878	19,012	22,143
Adjusted EBITDA	N / A	N / A	$(11,838)	$(18,186)

Non-operating income (expense), net	(3,935)	46,706	(3,935)	(2,165)
Net income (loss)	$(23,004)	$23,987	$(15,773)	$(20,351)

	Years Ended December 31,
	GAAP		Non-GAAP Adjusted
	2020	2019	2020	2019
Product and service revenue	$111,444	$103,714	$111,444	$103,714
Collaboration revenue	5,872	21,854	—	—
Total revenue	117,316	125,568	111,444	103,714
Cost of product and service revenue	52,409	44,039	50,423	41,965
Research and development	62,857	68,035	53,446	59,888
Selling, general and administrative	90,097	96,195	75,168	82,267
Adjusted EBITDA	N / A	N / A	$(67,593)	$(80,406)

Non-operating income (expense), net	(22,031)	42,005	(14,888)	(6,866)
Net loss	$(110,078)	$(40,696)	$(82,481)	$(87,272)
2021 Outlook
The company, based on its plans and initiatives for 2021, expects to record results approximately as follows:
•Total product and service revenue of $140 to $150 million, representing growth of 26% to 35% as compared to 2020
•GeoMx DSP revenue of $45 to $50 million
•nCounter revenue, inclusive of all service revenue, of $95 to $100 million
•Adjusted gross margin on product and service revenue of 55% to 57%
•Adjusted operating expenses of $145 to $155 million
•Adjusted EBITDA loss of $65 to $70 million
Supplemental Information
As a supplement to the table above, we have posted to the investor relations section of our website, at www.nanostring.com, supplemental financial data that includes our adjusted financial measures as compared to the nearest comparable GAAP financial measures, for the fourth quarter and the full year of 2020 and for each quarter and the full year of 2019.
Conference Call
Management will host a conference call today beginning at 1:30 pm PT / 4:30 pm ET to discuss these results and answer questions. Investors and other interested parties can register for the call in advance by visiting http://www.directeventreg.com/registration/event/3093307. After registering, an email confirmation will be sent, including dial-in details and unique conference call codes for entry. Registration is open throughout the call but to ensure connection for the full call, registration in advance is recommended. The link to the webcast and audio replay will be made available at the Investor Relations website: www.nanostring.com. A replay of the call will be available beginning March 1, 2021 at 7:30pm ET through midnight ET on March 8, 2021. To access the replay, dial (800) 585-8367 or (416) 621-4642 and reference Conference ID: 3093307. The webcast will also be available on our website for one year following the completion of the call.
Non-GAAP, or Adjusted, Financial Information
We believe that the presentation of non-GAAP, or adjusted, financial information provides important supplemental information to management and investors regarding financial and business trends relating to our financial condition and results of operations. Reconciliation of adjusted financial measures to the most directly comparable financial result as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. A reconciliation of adjusted guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding certain expenses that may be incurred in the future. For further information regarding why we believe that these adjusted measures provide useful information to investors, the specific manner in which management uses these measures and some of the limitations associated with the use of these measures, please refer to “Notes Regarding Non-GAAP Financial Information” at the end of this press release.
Pro Forma Financial Information
As used in this press release, “pro forma” percentages are calculated by comparing the applicable period-over-period financial results to reflect the impact of the Veracyte transaction as if such transaction had occurred on January 1, 2019, the beginning of the earliest period presented. Further disclosure regarding the terms and pro forma impact of the Veracyte transaction can be obtained in our Current Report on Form 8-K filed with the Securities and Exchange Commission on December 4, 2019.
About NanoString Technologies, Inc.
NanoString Technologies is a leading provider of life science tools for discovery and translational research. Our nCounter® Analysis System offers a cost-effective way to easily profile the expression of hundreds of genes, proteins, miRNAs, or copy number variations, simultaneously with high sensitivity and precision. Our GeoMx® Digital Spatial Profiler enables highly-multiplexed spatial profiling of RNA and protein targets in a variety of sample types. Our technology platforms are designed to facilitate a wide variety of basic research and translational medicine applications, including biomarker discovery and validation. For more information, please visit www.nanostring.com.
Forward-Looking Statements
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding expectations for demand for our products and growth in our business, future revenue growth, the impact of the COVID-19 pandemic and slowing global research activity on our operations and future financial performance, the impact of new products and expansion into new markets, the growth trajectory of our nCounter and GeoMx franchises, the anticipated launch of new products and technology and our estimated 2021 GAAP and non-GAAP operating results. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties, many of which are beyond our control, include market acceptance of our products; delays or denials of regulatory approvals or clearances for products or applications; the extent and duration of the impact of the COVID-19 pandemic and adverse conditions in the general domestic and global economic markets, the impact of competition; the impact of expanded sales, marketing, product development and clinical activities on operating expenses; delays or other unforeseen problems with respect to manufacturing and product development; as well as the other risks set forth in our filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. NanoString Technologies disclaims any obligation to update these forward-looking statements.
The NanoString logo, NanoString, NanoString Technologies, GeoMx and nCounter are trademarks or registered trademarks of NanoString Technologies, Inc., in the United States and/or other countries.
Contact
Doug Farrell
Vice President, Investor Relations & Corporate Communications
dfarrell@nanostring.com
Phone: 206-602-1768

NANOSTRING TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)
	Three Months Ended December 31,		Years Ended December 31,
	2020	2019	2020	2019
Revenue:
Instruments	$15,318	$13,779	$47,830	$31,074
Consumables	16,578	16,903	50,097	61,004
Services	3,818	2,963	13,517	11,636
Total product and service revenue	35,714	33,645	111,444	103,714
Collaboration	548	3,286	5,872	21,854
Total revenue	36,262	36,931	117,316	125,568
Costs and expenses:
Cost of product and service revenue	16,718	14,800	52,409	44,039
Research and development	14,623	17,972	62,857	68,035
Selling, general and administrative	23,990	26,878	90,097	96,195
Total costs and expenses (a) (b)	55,331	59,650	205,363	208,269
Loss from operations	(19,069)	(22,719)	(88,047)	(82,701)
Other income (expense):
Gain on sale of business, net	—	48,871	—	48,871
Loss on extinguishment of debt and termination of revolving loan facility	—	—	(7,143)	—
Interest income	228	705	1,744	2,819
Interest expense	(4,255)	(2,435)	(15,408)	(8,487)
Other income (expense), net	145	(377)	(971)	(929)
Total other income (expense), net	(3,882)	46,764	(21,778)	42,274
Net income (loss) before provision for income taxes	(22,951)	24,045	(109,825)	(40,427)
Provision for income taxes	(53)	(58)	(253)	(269)
Net income (loss)	$(23,004)	$23,987	$(110,078)	$(40,696)
Net income (loss) per share, basic	$(0.53)	$0.67	$(2.82)	$(1.18)
Net income (loss) per share, diluted	$(0.53)	$0.61	$(2.82)	$(1.18)
Shares used in calculating net income (loss) per share, basic	43,431	35,971	39,083	34,588
Shares used in calculating net income (loss) per share, diluted	43,431	39,371	39,083	34,588

(a) Includes $6.3 million and $4.8 million of stock-based compensation expense for the three months ended December 31, 2020 and 2019, respectively, and $19.4 million and $17.5 million for the years ended December 31, 2020 and 2019, respectively.

(b) Includes $1.4 million and $1.3 million of depreciation and amortization expense for the three months ended December 31, 2020 and 2019, respectively, and $5.7 million and $4.9 million for the years ended December 31, 2020 and 2019, respectively.

NANOSTRING TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)
	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$411,848	$29,033
Short-term investments	28,883	127,822
Accounts receivable, net	31,100	27,153
Inventory, net	22,959	19,781
Prepaid expenses and other	4,190	8,818
Total current assets	498,980	212,607
Property and equipment, net	20,828	20,184
Operating lease right-of-use assets	21,492	24,648
Other assets	2,895	2,315
Total assets	$544,195	$259,754
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$5,313	$10,282
Accrued liabilities	4,970	4,973
Accrued compensation and other employee benefits	15,262	15,579
Customer deposits	1,631	6,389
Deferred revenue and other liabilities, current portion	5,610	3,997
Operating lease liabilities, current portion	4,313	3,766
Total current liabilities	37,099	44,986
Deferred revenue and other liabilities, net of current portion	1,843	1,298
Long-term debt, net	172,703	79,951
Operating lease liabilities, net of current portion	25,602	29,368
Total liabilities	237,247	155,603
Total stockholders’ equity	306,948	104,151
Total liabilities and stockholders’ equity	$544,195	$259,754

Notes Regarding Non-GAAP Financial Information. In addition to our results reported in accordance with U.S. generally accepted accounting principles (“GAAP”), we believe certain non-GAAP, or adjusted, measures are useful in evaluating our operating performance. We use adjusted financial measures to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that adjusted financial measures, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, adjusted financial information has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with U.S. GAAP. In particular, other companies, including companies in our industry, may calculate similarly titled non-GAAP or adjusted measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our adjusted financial measures as tools for comparison. A reconciliation is provided below for adjusted financial measures to the most directly comparable financial measure stated in accordance with U.S. GAAP. Investors are cautioned that there are a number of limitations associated with the use of non-GAAP, or adjusted, financial measures as analytical tools. Investors are encouraged to review the related U.S. GAAP financial measures and the reconciliation of these adjusted financial measures to their most directly comparable U.S. GAAP financial measure, and not to rely on any single financial measure to evaluate our business.
Expenses excluded from non-GAAP, or adjusted, cost of product and service revenue, research and development expense and selling, general and administrative expense. We exclude stock-based compensation expense and depreciation and amortization expense, which are non-cash expenses, from certain of our adjusted financial measures because we believe that excluding such items provides meaningful supplemental information regarding operational performance. We exclude reorganization and restructuring costs, certain expenses related to collaborations and transaction fees and expenses related to our transaction with Veracyte from certain of our adjusted financial measures because such expenses have no direct correlation to the continuing operation of our business as such expenses are non-recurring or non-operating in nature, and therefore we believe excluding these items provides meaningful supplemental information regarding operational performance.
Adjusted EBITDA. Adjusted EBITDA is a non-GAAP financial measure defined as GAAP net loss adjusted for collaboration revenue, stock-based compensation expense, depreciation and amortization, net interest expense, other non-operating expense or income, provision for income taxes and other special items as determined by management, including loss on extinguishment of debt, reorganization and restructuring costs, certain expenses related to collaborations, transaction fees and expenses and the gain on sale of a business related to the Veracyte transaction.
Reconciliation of Adjusted EBITDA ($ in thousands)

	Three Months Ended December 31,
	2020	2019
Net loss - GAAP	$(23,004)	$23,987
Collaboration revenue	(548)	(3,286)
Gain on sale of business, net	—	(48,871)
Transaction fees and expenses[1]	—	1,772
Stock-based compensation[2]	6,297	4,752
Depreciation and amortization[3]	1,437	1,295
Interest expense, net	4,027	1,730
Other (income) expense, net	(145)	377
Provision for income taxes	53	58
Certain collaboration agreement expenses[5]	45	—
Adjusted EBITDA - non-GAAP	$(11,838)	$(18,186)

	Years ended December 31,
	2020	2019
Net loss - GAAP	$(110,078)	$(40,696)
Collaboration revenue	(5,872)	(21,854)
Gain on sale of business, net	—	(48,871)
Transaction fees and expenses[1]	—	1,772
Stock-based compensation[2]	19,374	17,458
Depreciation and amortization[3]	5,738	4,919
Interest expense, net	13,664	5,668
Other expense, net	971	929
Loss on extinguishment of debt and termination of revolving loan facility	7,143	—
Provision for income taxes	253	269
Reorganization and restructuring charges[4]	629	—
Certain collaboration agreement expenses[5]	585	—
Adjusted EBITDA	$(67,593)	$(80,406)
1 For the three months ended December 31, 2019, our research and development expenses and selling, general and administrative expenses included transaction fees and expenses of $0.7 million and $1.1 million, respectively. For the twelve months ended December 31, 2019, our research and development expenses and selling, general and administrative expenses included transaction fees and expenses of $0.7 million and $1.1 million, respectively.
2 For the three months ended December 31, 2020, our cost of product and service revenue, research and development expenses and selling, general and administrative expenses included stock-based compensation expense of $0.3 million, $1.3 million and $4.7 million, respectively. For the three months ended December 31, 2019, our cost of product and service revenue, research and development expenses and selling, general and administrative expenses included stock-based compensation expense of $0.2 million, $1.1 million and $3.5 million, respectively. For the twelve months ended December 31, 2020, our cost of product and service revenue, research and development expenses and selling, general and administrative expenses included stock-based compensation expense of $1.1 million, $4.2 million and $14.1 million, respectively. For the twelve months ended December 31, 2019, our cost of product and service revenue, research and development expenses and selling, general and administrative expenses included stock-based compensation expense of $0.9 million, $4.5 million and $12.1 million, respectively.
3 For the three months ended December 31, 2020, our cost of product and service revenue, research and development expenses and selling, general and administrative expenses included depreciation and amortization expense of $0.2 million, $1.0 million and $0.2 million, respectively. For the three months ended December 31, 2019, our cost of product and service revenue, research and development expenses and selling, general and administrative expenses included depreciation and amortization expense of $0.3 million, $0.8 million and $0.2 million, respectively. For the twelve months ended December 31, 2020, our cost of product and service revenue, research and development expenses and selling, general and administrative expenses included depreciation and amortization expense of $0.9 million, $4.0 million and $0.8 million, respectively. For the twelve months ended December 31, 2019, our cost of product and service revenue, research and development expenses and selling, general and administrative expenses included depreciation and amortization expense of $1.2 million, $3.0 million and $0.7 million, respectively.
4 For the twelve months ended December 31, 2020, our research and development expenses included reorganization and restructuring charges of $0.6 million.
5 For the three months ended December 31, 2020, our research and development expenses included expenses related to certain of our collaboration agreements of $0.1 million. For the twelve months ended December 31, 2020, our research and development expenses included expenses related to certain of our collaboration agreements of $0.6 million.